UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 4, 2008
THE J. M. SMUCKER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-05111	36-0538550

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strawberry Lane, Orrville, Ohio	44667-0280

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 682-3000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 4, 2008, The J. M. Smucker Company (“Smucker”), The Procter & Gamble Company (“P&G”), The Folgers Coffee Company, a wholly owned subsidiary of P&G (“Newco”), and Moon Merger Sub, Inc., a wholly owned subsidiary of Smucker (“Merger Sub”), entered into a definitive transaction agreement (the “Transaction Agreement”) to merge the Folgers coffee business (“Folgers”) into Smucker in an all-stock reverse Morris Trust transaction valued at approximately $3.3 billion, including the assumption of an estimated $350 million of Folgers debt. Pursuant to the Transaction Agreement, Merger Sub will merge with and into Newco, with Newco as the surviving corporation and a wholly owned subsidiary of Smucker (the “Merger”).
     In connection with the Transaction Agreement, on June 3, 2008, Smucker, P&G and Newco entered into a Separation Agreement (the “Separation Agreement”), pursuant to which P&G will, among other things, (1) transfer Folgers to Newco and Newco will assume from P&G certain liabilities associated with Folgers, (2) prior to the Merger, distribute to eligible holders of P&G common shares all of the outstanding shares of Newco common stock, either, in P&G’s sole discretion, through a pro-rata dividend or an exchange offer, or a combination thereof, and (3) receive a cash dividend from Newco of approximately $350 million.
     Upon consummation of the transactions contemplated by the Transaction Agreement, each share of Newco common stock will be automatically converted into the right to receive one fully paid and nonassessable Smucker common share, which will result in the shareholders of Smucker prior to the Merger holding approximately 46.5% of Smucker’s common shares and the shareholders of P&G holding approximately 53.5% of Smucker’s common shares following the Merger, in each case on a fully diluted basis. In addition, the shareholders as of the record date of Smucker prior to the Merger will receive a special cash dividend of $5 per share.
     The Transaction Agreement contains customary representations, warranties and covenants made by the parties, including, among others, covenants (1) to conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Transaction Agreement and consummation of the transactions contemplated by the Transaction Agreement and (2) not to engage in certain kinds of transactions during such period.
     Consummation of the transactions contemplated by the Transaction Agreement is subject to customary closing conditions, including the absence of certain legal impediments to the consummation of the transactions, the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the effectiveness of certain filings with the Securities and Exchange Commission (“SEC”), approval by Smucker’s shareholders of the issuance of Smucker common shares in the Merger and the receipt by the parties of certain tax opinions.
     In connection with the transactions, P&G has entered into a voting agreement (the “Voting Agreement”) with certain Smucker shareholders (the “Shareholders”), which provides, among other things, that the Shareholders will vote: (1) in favor of the issuance of Smucker common shares pursuant to the Merger and authorizing the transactions contemplated by the

Transaction Agreement; (2) against the approval of any action, agreement or proposal that would result in a breach of any representation, warranty, covenant or obligation of Smucker in the Transaction Agreement or that would delay or hinder the consummation of the Merger or the transactions or that would preclude fulfillment of a condition precedent under the Transaction Agreement to Smucker’s, P&G’s, Newco’s or Merger Sub’s obligation to consummate the Merger or the transactions; and (3) against any action, agreement, or proposal made in opposition to or in competition with the issuance of Smucker common shares pursuant to the Merger and the consummation of the Merger, including any competing transaction or superior proposal. The Shareholders that are a party to the Voting Agreement are estimated to hold between 6% and 15% of Smucker’s voting power.
     The foregoing descriptions of the Transaction Agreement, the Separation Agreement, the Voting Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the terms and conditions of the Transaction Agreement, which is filed as Exhibit 2.1 hereto, the Separation Agreement, which is filed as Exhibit 2.2 hereto, and the Voting Agreement, which is filed as Exhibit 99.1 hereto, each of which is incorporated by reference into this Current Report on Form 8-K.
     Documents filed by Smucker with the SEC can be obtained free of charge from the SEC’s website at www.sec.gov. Documents filed by Smucker with the SEC can also be obtained free of charge from Smucker upon written request to The J. M. Smucker Company, Shareholder Relations, Strawberry Lane, Orrville, Ohio 44667 or by calling (330) 684-3838.
     The Transaction Agreement contains representations and warranties that Smucker, on the one hand, and P&G, on the other hand, made to and solely for the benefit of each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Transaction Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract or contained in confidential disclosure schedules. Those disclosure schedules contain information that modify, qualify or create exceptions to the representations and warranties set forth in the Transaction Agreement. Moreover, some of those representations and warranties (1) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, (2) may be subject to a contractual standard of materiality different from that generally applicable to shareholders, or (3) may have been used for the purpose of allocating risk between the parties to the Transaction Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

2.1	Transaction Agreement, dated June 4, 2008, by and among The Procter & Gamble Company, The Folgers Coffee Company, The J. M. Smucker Company and Moon Merger Sub, Inc.

Exhibit No.	Description

2.2	Separation Agreement, dated June 4, 2008, by and among The Procter & Gamble Company, The Folgers Coffee Company and The J. M. Smucker Company.

99.1	Voting Agreement and Irrevocable Proxy, dated June 4, 2008, by and among The Procter & Gamble Company and the persons identified on the signature pages thereto.
* * * * *
THE J. M. SMUCKER COMPANY FORWARD LOOKING INFORMATION
     This report contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. These include statements regarding estimates of future earnings and cash flows and expectations as to the closing of the transaction. Other uncertainties include, but are not limited to, general economic conditions within the U.S., strength of commodity markets from which raw materials are procured and the related impact on costs, the ability to obtain regulatory and shareholders’ approval without unexpected delays or conditions, integration of the acquired businesses in a timely and cost effective manner, retention of supplier and customer relationships and key employees, the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated, and other factors affecting share prices and capital markets generally. Other risks and uncertainties that may materially affect Smucker are detailed from time to time in reports filed by Smucker with the SEC, including Forms 10-Q, 10-K and 8-K.
ADDITIONAL INFORMATION
     In connection with the proposed transaction between Smucker and P&G, Smucker will file a registration statement on Form S-4 with the SEC. Such a registration statement will include a proxy statement of Smucker that also constitutes a prospectus of Smucker, and will be sent to the shareholders of Smucker. Shareholders are urged to read the proxy statement/prospectus and any other relevant documents when they become available, because they will contain important information about Smucker, Folgers and the proposed transaction. The proxy statement / prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents (when they are available) can also be obtained free of charge from Smucker upon written request to The J. M. Smucker Company, Shareholder Relations, Strawberry Lane, Orrville, Ohio 44667 or by calling (330) 684-3838, or from P&G upon written request to The Procter and Gamble Company, Shareholder Services Department, P.O. Box 5572, Cincinnati, Ohio 45201-5572 or by calling (800) 742-6253.
     This communication is not a solicitation of a proxy from any security holder of Smucker. However, P&G, Smucker and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of The J. M. Smucker Company may be found in its 2007 Annual Report on Form 10-K filed with the SEC on June 26, 2007, and its definitive proxy statement relating to its 2007 Annual Meeting of Shareholders filed with the SEC on July 9, 2007. Information about the directors and executive officers of The Procter & Gamble Company may be found in its 2007 Annual Report on Form 10-K filed with the SEC on August 28, 2007, and its definitive proxy statement relating to its 2007 Annual Meeting of Shareholders filed with the SEC on August 28, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY (Registrant)
Date: June 5, 2008	By:	/s/ M. Ann Harlan
M. Ann Harlan
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Transaction Agreement, dated June 4, 2008, by and among The Procter & Gamble Company, The Folgers Coffee Company, The J. M. Smucker Company and Moon Merger Sub, Inc.

2.2	Separation Agreement, dated June 4, 2008, by and among The Procter & Gamble Company, The Folgers Coffee Company and The J. M. Smucker Company.

99.1	Voting Agreement and Irrevocable Proxy, dated June 4, 2008, by and among The Procter & Gamble Company and the persons identified on the signature pages thereto.